SUBSCRIPTION NUMBER: ______

                               SUMMUS, INC. (USA)

                             SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the "Agreement") by and between Summus, Inc. (USA), a corporation organized and existing under the laws of the State of Florida (the "Company"), and the undersigned subscriber, _____________ ( the "Subscriber"), is for $________ of the Company's Senior Convertible Debt (the "Convertible Debt") and ___________ shares (the "Shares") of the Company's common stock, par value $0.01 per share, that are issuable in connection with the purchase of the Convertible Debt.

                               W I T N E S S E T H

         WHEREAS, the Company has offered the Subscriber an opportunity to purchase certain amounts of its Convertible Debt and Shares pursuant to a private offering (the "Offering");

         WHEREAS, the Subscriber desires to purchase the Convertible Debt and Shares being offered on the terms and conditions set forth herein; and

         WHEREAS, the Company and the Subscriber have agreed to put fifty percent (50%) of the total amount invested in the Convertible Debt into escrow to be released pursuant to the terms and conditions of this Agreement and the Escrow Agreement (the "Escrow Agreement") by and among the Company, the Subscriber and American Stock Transfer and Trust Company, as the escrow agent (the "Escow Agent").

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

         1. The Subscriber hereby subscribes and agrees to purchase, subject to the terms and conditions of this Agreement, the amount of Convertible Debt and Shares set forth immediately before the signature page. The amount of Convertible Debt subscribed to by the Subscriber shall be evidenced by a promissory note (the "Note"), which is attached to this Agreement as APPENDIX B and incorporated herein by reference for all purposes. This Agreement represents an irrevocable offer by the Subscriber to subscribe for such amount of Convertible Debt and Shares, except as expressly provided herein. This Agreement, subject to the terms hereof, shall become a contract for the sale of said Convertible Debt and the Shares upon the acceptance thereof by the Company.

         2. The Company reserves the unrestricted right to accept or reject this subscription, in whole or in part, and to withdraw this offer at any time prior to acceptance by the Company. The subscription will not become effective unless and until accepted by the Company.

         3. This subscription is accompanied by the undersigned's certified or official bank check or wire transfer of immediately available funds in the dollar amount set forth on page 11 hereof.

         4. If this subscription is not accepted by the Company, the Company shall promptly return the undersigned's payment.

         5. The Subscriber hereby makes the representations and warranties set forth below with the express intention that they be relied upon by the Company in determining the suitability of the Subscriber to purchase the Convertible Debt and the Shares. The Subscriber hereby agrees to advise the Company if any of Subscriber's representations in this Section 5 materially change prior to completion of this subscription.

                  (a) The Subscriber acknowledges that the

                      (i) the Convertible Debt;

                      (ii) the Shares; and

                      (iii) the shares of common stock of the Company into which the Convertible Debt is convertible (the "Convertible Shares")

have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws on the grounds that the issuance of the Convertible Debt, the Shares and the Convertible Shares to Subscriber is exempt from registration. The Subscriber further acknowledges that reliance on such exemption is, in part, based upon the representations, warranties and covenants of Subscriber contained herein.

                  (b) The Subscriber is acquiring the Convertible Debt, the Shares and the Convertible Shares (upon conversion) for the Subscriber's own account as principal for the Subscriber's investment and not with a view to or for resale in connection with any distribution thereof.

                  (c) The Subscriber is a ________________________ and will be the beneficial owner of the Convertible Debt and the Shares standing in its name.

                  (d) The Subscriber has been furnished and has carefully reviewed information about the Company to allow it to make an informed investment decision prior to purchasing the Convertible Debt and Shares and has been given the opportunity to ask questions of, and receive answers from, the Company concerning the business plans of the Company, its present financial condition and the terms and conditions of this offering and to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information contained therein or information that has been otherwise provided by the Company.

                  (e) The Subscriber acknowledges and is aware that (i) the Convertible Debt, the Shares and the Convertible Shares (upon conversion) have not been approved or disapproved by the Securities and Exchange Commission or by any state securities commission, (ii) the Convertible Debt, the Shares and the Convertible Shares (upon conversion) are a speculative investment which involve material risk of loss of the Subscriber's entire investment, and (iii) there are substantial restrictions on the transferability of the Convertible Debt, the Shares and the Convertible Shares.

                  (f) The Subscriber fully understands and agrees that the Subscriber must bear the economic risk of investment in the Convertible Debt, the Shares and the Convertible Shares (if converted) for an indefinite period of time because, among other reasons, the Convertible Debt, the Shares and the Convertible Shares have not been registered under the Securities Act or under any applicable state securities laws and, therefore, cannot be sold, pledged, assigned, transferred or otherwise disposed of unless they are subsequently registered under applicable securities laws or an exemption from such registration is available. The Subscriber further understands and agrees that the Company will not honor any attempt by the Subscriber to sell, pledge, assign, transfer or otherwise dispose of the Convertible Debt, the Shares or the Convertible Shares in the absence of an effective registration statement for such Convertible Debt, Shares or Convertible Shares or an opinion of counsel satisfactory to the Company that an exemption from any applicable registration requirements is available. The Subscriber further understands that, other than the Registration Rights Agreement between the Company and Subscriber, dated May 3, 2004 (the "Registration Rights Agreement"), the Company is under no obligation to register the Convertible Debt, the Shares, the Convertible Shares or make an exemption from registration available. The Subscriber agrees to hold the Company, its officers and directors, and its and their respective successors and assigns, harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale or distribution of the Convertible Debt, the Shares or the Convertible Shares by the Subscriber in violation of the Securities Act or any state securities laws.

                  (g) The Subscriber understands that the certificate(s) representing the Shares and the Convertible Shares will bear restrictive legends substantially in the following form:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER SECURITIES LAWS. THE SHARES MAY NOT BE RE-OFFERED, SOLD, PLEDGED, ASSIGNED, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                  (h) The Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

                  (i) The Subscriber is aware that no federal or state agency has made any finding or determination as to the fairness of an investment in the Convertible Debt, the Shares or the Convertible Shares, nor any recommendation or endorsement of any such investment.

                  (j) The Subscriber recognizes that it is important under the Securities Act and state securities laws that the Company determine if the Subscriber is an "Accredited Investor," as defined in APPENDIX A attached hereto and incorporated by reference herein. Subscriber represents that Subscriber is an Accredited Investor and has checked all categories of Accredited Investor on APPENDIX A that apply.

         The representations, warranties, covenants and agreements contained in this Section 5 shall survive the delivery of, and the payment for, the Convertible Debt.

         6. The Company hereby makes the representations and agreements set forth below in this Section 6 in connection with the subscription of the Convertible Debt, the Common Shares and the Convertible Shares in this Offering:

                  (a) All amounts closed on by the Company from the sale of the Convertible Debt and the Shares up to $2.0 million in the Offering shall be used for general working capital purposes.

                  (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all material contracts by which it is bound. The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

                  (c) The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Note (collectively, the "Loan Documents"). Each of the Loan Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (d) Neither the execution, delivery or performance of the Loan Documents, nor the consummation of any of the transactions contemplated by the Loan Documents, will directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of (A) any of the provisions of the certificate of incorporation or bylaws of the Company, or (B) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of the Company; or (ii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material contract of the Company, or give any person the right to (A) declare a default or exercise any remedy under any such material contract, (B) accelerate the maturity or performance of any such material contract, or (C) cancel, terminate or modify any term of such material contract.

                  (e) The Company has delivered or made available to the Subscriber accurate and complete copies of the filings by the Company with the Securities and Exchange Commission (the "SEC"). All statements, reports, schedules, forms, certifications and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC: (i) each of the documents filed by the

Company with the SEC (the "Company SEC Documents") complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for preparing the Company's filings with the SEC and other public disclosure documents. Each director and executive officer of the Company has filed with or otherwise furnished, supplied or delivered to the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has filed with or otherwise furnished, supplied or delivered to the SEC, all certifications required by Rule 13a-14(a)/15d-14(a) of the Exchange Act and 18 U.S.C. Section 1350, as adopted pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, respectively; each such certification is true and correct, and no such certification includes any qualification or exception to any matter certified in such certification or has been modified or withdrawn. Neither the Company nor any of its officers has received any notice or other communication from any governmental body questioning or challenging the accuracy, completeness, form or manner of filing or submission of any such certification. The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

                  (f) No placement agent or broker fees are being paid in connection with this offering of the Convertible Debt or the Shares.

                  (g) The Company has a sufficient number of shares of its common stock, par value $.001 per share, in order to issues all of the Shares and all of the Conversion Shares upon the conversion of the Convertible Debt.

                  (h) The Shares and the Convertible Shares when issued by the Company will be validly issued, fully paid and non-assessable.

         7. COVENANTS OF THE COMPANY RELATED TO THE CONVERTIBLE DEBT.

                  (a) The Company hereby covenants that, in connection with the conversion of the Convertible Debt into the Convertible Shares pursuant to
Section 9 hereof, the Company shall take all measures reasonably requested by the Subscriber to make available or authorize sufficient shares of the Company's common stock, free and clear of all encumbrances, in order to permit the conversion to occur as promptly as practicable. If at any time the number of authorized but unissued shares of the Company's common stock shall not be sufficient to effect any such conversions, the Company will take such corporate actions as may be necessary to increase the Company's authorized, unreserved and unissued shares of common stock to such number of shares as shall be sufficient for such purposes. Upon delivery, all such shares shall be duly and validly issued and fully paid and nonassessable.

                  (b) For so long as any Convertible Debt remains outstanding, the Company will:

                           (i) carry on and conduct its business in
                  substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and do all things necessary to remain duly incorporated, validly existing, and in good standing as a domestic corporation in its jurisdiction of incorporation, and maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted, except where the failure to do so would not have a material adverse effect on the Company.

                           (ii) not (A) amend, waive or repeal or add any
                  provision to or propose to amend, waive or repeal or add any provision to its certificate of incorporation, bylaws or equivalent organizational or governing documents (including by increasing or decreasing the number of authorized shares), (B) split, combine or reclassify its outstanding capital stock, or
                  (C) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise.

                           (iii) not issue, sell, pledge or dispose of, or agree
                  to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities which are convertible into or exchangeable for such capital stock, except that the Company may issue shares of capital stock of the Company upon conversion of outstanding shares of preferred stock, the exercise of warrants issued by the Company and the exercise of employee stock options outstanding on the date hereof and currently authorized for issuance under the Company's stock option plan;

                           (iv) not (A) incur or become contingently liable with
                  respect to any indebtedness for borrowed money or enter into any "keepwell" or other agreement to maintain the financial condition of another Person or enter into arrangements having the effect of any of the foregoing (including any capital leases, "synthetic" leases or conditional sale or other title retention agreements), (B) incur or become contingently liable with respect to any indebtedness that bears interest at a fixed rate or that requires payment of a makewhole or other premium in the event of redemption or repayment before stated maturity or enter into any interest rate swap, cap, collar or similar agreements, (C) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock or (D) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

                           (v) not grant any lien or other security interest or
                  other encumbrance on any assets of the Company; or

                           (vi) not agree or commit to do any of the foregoing.

                  (c) The Company will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                  (d) The Company will maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and covering such risks as is consistent with sound business practice.

                  (e) The Company will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to do so would not have a material adverse effect on the Company.

                  (f) The Company will do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not have a material adverse effect on the Company.

                  (g) For so long as any Convertible Debt remains outstanding, the Company shall not, without the prior written consent of Subscribers holding a majority in interest of the outstanding Convertible Debt, (a) incur any other indebtedness (other than in connection with lease financings) ranking senior to or pari passu with the indebtedness evidenced by the Notes, (b) enter into any merger or sale of stock, the effect of which would be the transfer of more than 25% of the Company's issued and outstanding common stock (on a fully-diluted basis) or enter into any transaction or agree to sell all or substantially all of the assets of the Company, or (c) elect to dissolve, liquidate or otherwise cease operations of the Company.

                  (h) From time to time, whether before, at or after each Closing Date, each party shall use its reasonable best efforts, as may be necessary to carry out the intents and purposes of this Agreement and the other Loan Documents, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement and the other Loan Documents, including all things necessary, proper or advisable under applicable laws and regulations, to perfect the

         Lenders' security interests contemplated by the Loan Documents and ensure the priority of the liens granted pursuant to the Loan Documents, including with respect to current and future intellectual property, and assisting with patent, trademark and other filings in connection with intellectual property, in each case, as expeditiously as practicable.

                  8. DEFAULTS.

                           (a) OCCURRENCE. The occurrence of any one or more of
                  the following events shall constitute a default:

                                    (i) Any representation or warranty made by
                           the Company to the Subscriber shall be materially false as of the date on which made or deemed made.

                                    (ii) The Company shall not have made payment
                           of (A) principal due under the Note when due, or (B) any other obligations under this Agreement or any of the other Loan Documents when same shall have become due and payable, whether on the scheduled due date therefore or upon acceleration thereof, or otherwise.

                                    (iii) The breach by the Company (other than
                           a breach which constitutes a default under Sections 8.1(a) (i) or (ii) above) of any of the terms or provisions of this Agreement or the other Loan Documents which is not remedied within ten (10) days after written notice.

                           (b) CONSEQUENCES OF DEFAULT. In the event of any
                  default, the Subscriber by notice to the Company may

                                    (i) declare the entire amount of the
                                    Convertible Debt to be immediately due and payable and/or

                                    (ii) terminate the Escrow Agreement and
                                    require that any funds being held by the Escrow Agent be returned to the Subscriber.

                           In the event the Convertible Debt shall be declared
                  or become due and payable by acceleration as provided above, the Notes, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all such notice being expressly waived by the Company.

                           (c) PRESERVATION OF RIGHTS. No delay or omission of
                  the Subscriber to exercise any right under this Agreement or any of the other Loan Documents shall impair such right or be construed to be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Subscriber and the Company, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Subscribers until the obligations have been paid in full.

                           (d) INDEMNIFICATION; EXPENSES. The Company shall
                  indemnify the Subscriber and its officers, directors, shareholders, partners, members, trustees, employees, agents, representatives and affiliates against any and all out-of-pocket losses, costs, charges, expenses, obligations, liabilities, settlement payments, awards, lost profits, judgments, fines, penalties, damages, demands, claims, causes of action, assessments or deficiencies (including the expenses of investigation and attorneys' fees and expenses in connection therewith) incurred in connection with any and all actions, suits, proceedings (including investigations, litigation or inquiries) and claims of any kind arising out of or in connection with or related to any of the Loan Documents, including the preparation, execution or delivery of, any advance made under, the indebtedness evidenced by, the Company's use of any proceeds of, or any amendment, waiver or consent (whether or not such amendment, waiver or consent becomes effective) relating to the Loan Documents, including (without limitation) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with: (i) enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under the Loan Documents; (ii) responding to any subpoena or other legal process or participating (whether voluntarily or involuntarily) in any legal or other proceeding or investigation; and (iii) any insolvency or bankruptcy of the Company or any affiliate thereof. Without limiting the generality of the foregoing, the Company shall, upon demand, pay or reimburse each indemnitee for all indemnified costs and expenses (including reasonable attorneys' fees and expenses) incurred thereby. Notwithstanding the foregoing, no person shall be entitled to any indemnification, payment or reimbursement in respect of any suit, action or other proceeding or any claim, loss, damage, liability or expense to the extent arising out of or in connection with any gross negligence or willful misconduct of such person. The Company's obligations under this Section
                  8.4 shall survive the payment, transfer, conversion, termination, expiration, cancellation, enforcement, amendment, waiver or release of the Loan Documents.

         9. The investment in the Convertible Debt and the Shares are subject to the following terms:

                  (a) No interest or coupon shall be payable on the Convertible Debt.

                  (b) For each $1000 in value of Convertible Debt received from the Subscriber at the closing, such Subscriber shall receive 7,143 shares of common stock of the Company, or the pro rata portion thereof. The number of shares to be received by the Subscriber at the closing of the sale of the Convertible Debt and in connection therewith (other than the Conversion Shares) is set forth on the page immediately preceding the signature page of this Agreement.

                  (c) Fifty percent (50%) of the funds raised in the Offering (the "Escrowed Amount") from each Subscriber shall be placed in an escrow account with the Escrow Agent. The Company shall not have access to the Escrowed Amount until it has achieved positive monthly EBITDA in accordance with generally accepted accounting principles ("GAAP"). The Escrow Agent shall be instructed to release the Escrowed Amount to the Company upon the receipt of an executive officer's certificate from the Company that it has achieved this criteria. If the Company does not achieve positive monthly EBITDA by March 31, 2005, or if a liquidation event occurs prior to such date, the Escrow Agent shall release the Escrowed Amount, plus interest earned in the escrow account, to the holders of the Convertible Debt on a pro rata basis.

                  (d) Upon the conversion of each $1,000 in value of the Convertible Debt, each holder shall receive an additional 14,286 of the Company's common stock, or the pro rata portion thereof. The Convertible Debt is convertible at the option of the Subscriber; provided, however, that the Note shall mature and become due and payable three (3) years from the date of issuance of the Convertible Debt, after which the Company shall have the right, in its sole discretion, to pay off any unconverted portion of the Convertible Debt or require conversion by the Subscriber of any unconverted amounts held by the Subscriber.

                  (e) If the Escrowed Amount is not released to Company or if it is released to the Subscriber pursuant to Section 9(c)above, the Escrowed Amount of the Convertible Debt shall have no conversion rights into common stock of the Company as set forth in this Agreement.

         10. EXPENSES. The Company shall pay all reasonable out-of-pocket costs and other expenses, including reasonable legal fees, incurred by the Subscriber in connection with the negotiation and documentation of or otherwise relating to the Loan Documents and the transactions contemplated by the Loan Documents, including any amendments of the Loan Documents.

         11. This Agreement and subscription herein shall survive the death or disability of any individual Subscriber and the dissolution or termination of any subscribing entity, and this Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any such Subscriber. All pronouns and any variations thereof used herein shall be deemed neuter, singular or plural as the identity of the Subscriber may require.

         12. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of North Carolina, as such laws are applied by North Carolina courts to agreements entered into and to be performed in North Carolina without regard to conflicts of law.

         13. The amount of Convertible Debt and Shares subscribed for by the Subscriber and their registration of ownership are as set forth on page 11 of this Agreement.

         14. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other.

         15. This Agreement (together with the other Loan Documents) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PLEASE TYPE OR PRINT

Owner:
Social Security Number or

Federal Employer Identification Number:  ______________________________________

Residence
Address:   ____________________________________________________________________

Mailing Address
(if other than
Residence):  __________________________________________________________________
Telephones:  Res. _________________   Bus. _______________   Fax.______________
Email._________________________________________________________________________

Joint Owner (if any):____________________________

Social Security Number or
Federal Employer Identification Number:  ______________________________________

Residence Address:  ___________________________________________________________

Mailing Address
(if other than
Residence):  __________________________________________________________________

Telephones:  Res. ____________________________   Bus. _________________________

CONVERTIBLE DEBT TO BE REGISTERED AS INDICATED BELOW:
[ ] Sole ownership
[ ] Joint tenants with right of survivorship
[ ] Tenants in common

Amount of Convertible Debt subscribed for: $________

Number of Shares of Common Stock: _________

Total Purchase Price: $________
PAYMENT IN FULL DELIVERED IN AMOUNT OF:  $_________

IN WITNESS WHEREOF, the undersigned has executed or cause to be executed under seal this Agreement, as of the May 3, 2004.

                                      SIGNATURE FORM FOR INDIVIDUALS

                                                                          (SEAL)

                                          Signature ___________________________
                                          Name:________________________________

                                          ________________________________(SEAL)
                                          (Signature of Joint Owner, if any)
                                          Name:________________________________

                                      SIGNATURE FORM FOR CORPORATIONS:

                                             (Name of Corporation)

                                             By:_______________________________
                                                 (Signature of Officer)

                                             __________________________________
                                             (Name and Title)

                                      SIGNATURE FORM FOR PARTNERSHIPS OR LIMITED
                                      LIABILITY COMPANIES:


                                      BY ITS GENERAL PARTNERS OR MANAGERS:

                                             Name:_____________________________

                                             Name:_____________________________

                                             Name:_____________________________


                                      SIGNATURE FORM FOR TRUSTS:

                                             ___________________________________
                                             (Full Name of Trust)

                                      BY ITS TRUSTEE(S):


                                             Name:_____________________________

                                             Name:_____________________________

                                             Name:_____________________________

                           ACCEPTANCE OF SUBSCRIPTION

         The, foregoing Subscription Agreement is ACCEPTED by the Company, on May __, 2004, for $________ OF ITS SENIOR CONVERTIBLE DEBT AND __________ SHARES OF ITS COMMON STOCK.



                                              SUMMUS, INC. (USA)

                                              BY:______________________________
                                                     GARY BAN

                                                     CHIEF EXECUTIVE OFFICER

                                   APPENDIX A

         AN ACCREDITED INVESTOR IS DEFINED AS FOLLOWS. PLEASE CHECK ALL DEFINITIONS THAT APPLY.

> natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds U.S. $1,000,000;

> natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year (i.e., the year in which the purchase is made);

> any trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring Convertible Debt of Convertible Debt and/or warrants, whose purchase is directed by a sophisticated person having such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of investing in the Company;

>        a director or executive officer of the Company;

> an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Convertible Debt of Convertible Debt and/or warrants, with total assets in excess of U.S. $5,000,000;

> a bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the "Securities Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered under the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed under the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, an insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

> a private business development company as defined in the Investment Advisers Act of 1940; or

>        an entity in which all of the equity owners are Accredited Investors.